Marine Products Corporation Announces Fourth Quarter 2017 Share Repurchases

ATLANTA, Jan. 2, 2018 /PRNewswire/ -- Marine Products Corporation (NYSE: MPX) announced today that during the fourth quarter of 2017 it purchased 193,476 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com